Exhibit 16



                                 GRANT THORNTON



September 9, 1997




Mr. Fred Heller
Chief Financial Officer
Mike's Original, Inc.
131 Jericho Turnpike
Jericho, NY 11735

Dear Mr. Heller:

This is to confirm our conversation in which I informed you of GRANT THORNTON LLP's ("Grant Thornton") decision to resign as auditors of Mike's Original, Inc. Registration No. 333-21575 (the "Company"), effective immediately. As you are aware, Mike's must file a Form 8-K with the Securities and Exchange Commission (the "Commission") reporting Grant Thornton's resignation within the time specified in Regulation S-K. Upon receiving a copy of the Company's Form 8-K, Grant Thornton will prepare the required former accountant's letter for filing with the Commission.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP

cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 9-5
     450 Fifth Street, N.W.
     Washington, DC 20549
     Fax: 202-942-9656